Exhibit 10.9

J.P. MORGAN REAL ESTATE INCOME TRUST, INC.

INDEPENDENT DIRECTOR COMPENSATION POLICY

Effective Date

On June 1, 2022, the Board of Directors (the “Board”) of J.P. Morgan Real Estate Income Trust, Inc. (the “Company”) adopted this J.P. Morgan Real Estate Income Trust, Inc. Independent Director Compensation Policy (the “Policy”), to be effective as June 1, 2022. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the J.P. Morgan Real Estate Income Trust, Inc. Independent Director Restricted Stock Plan (the “Plan”).

Eligibility

This policy shall apply to directors of the Company who meet the requirements set forth for an “independent director” in the Company’s Charter.

Compensation

The following shall remain in effect until changed by the Board (collectively, the “Compensation”):

Annual Retainer:	$75,000
Audit Committee Chair Annual Retainer:	$10,000

Stock Ownership Policy

Each Independent Director shall be required to own Shares in an amount equal to 2.5 times his or her annual cash retainer within five years of becoming a member of the Board.

Payment Timing and Form

Audit Committee Chair Annual Retainer. The Audit Committee Chair Annual Retainer shall be paid quarterly in cash in arrears, taking into account any required proration as described below, as soon as possible following the end of the calendar quarter to which the Compensation relates.

Annual Retainer. Fifty thousand dollars ($50,000) of the Annual Retainer shall be paid quarterly in cash (or, if so elected by the Independent Director as provided below, some or all of which may be paid in Shares) in arrears, taking into account any required proration as described below, as soon as possible following the end of the calendar quarter to which the Compensation relates (the “Unrestricted Annual Retainer”), and twenty-five thousand dollars ($25,000) of the Annual Retainer shall be paid in the form of restricted Shares (“Restricted Stock”).

Annual Retainer Payment Election to Receive Additional Shares

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At the election of each Independent Director, the Unrestricted Annual Retainer for a given year (the “Plan Year”) may be payable all or in part by a grant on the same day that the Unrestricted Annual Retainer, if payable in cash, would be paid (the “Annual Retainer Stock Grant Date”) of a number of fully vested Shares determined by (A) dividing the amount of the Unrestricted Annual Retainer for which the Independent Director has elected to receive Shares, by the NAV per Share for the month immediately preceding the month in which the Annual Retainer Stock Grant Date occurs, and (B) rounding to the nearest whole number.

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If an Independent Director desires to elect to receive some or all of his or her Unrestricted Annual Retainer in Shares, the Independent Director shall deliver a valid Election Form (substantially in the form attached hereto as Exhibit A) to the Secretary of the Company prior to the beginning of a Plan Year, which will be effective as of the first day of the Plan Year beginning after the Secretary receives the Independent Director’s Election Form. The Election Form will be irrevocable for the coming Plan Year. However, prior to the commencement of the following Plan Year, the Independent Director may change his or her election for future Plan Years by executing and delivering a new Election Form. If an Independent Director fails to deliver a new Election Form prior to the commencement of the new Plan Year, his or her Election Form in effect during the previous Plan Year shall continue in effect during the new Plan Year. If no Election Form is filed or effective, the Unrestricted Annual Retainer shall be paid in cash.

Terms and Conditions of Restricted Stock

•	Restricted Stock shall be granted subject to the terms and conditions of the Plan.

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The Restricted Stock shall be granted on the first business day following the Company’s annual meeting of stockholders (the “Annual Meeting”) (or, if the person becomes an Independent Director after the Annual Meeting of a given year, the first business day following the effective date on which the person becomes an Independent Director) (in either case, a “Restricted Stock Grant Date”). The number of shares of Restricted Stock granted shall be determined by (A) dividing twenty-five thousand dollars ($25,000), taking into account any required proration as described below, by the NAV per Share for the month immediately preceding the month in which the Restricted Stock Grant Date occurs, and (B) rounding to the nearest whole number.

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If an Independent Director becomes an Independent Director after the Annual Meeting of a given year, then his or her Compensation shall be prorated based on the number of calendar quarters remaining for the Independent Director to serve on the Board during the twelve-month period following the date of the most recently held Annual Meeting.

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Unless and until provided otherwise by the Board, the Restricted Stock granted pursuant to this Policy shall vest and become non-forfeitable on the one-year anniversary of the Restricted Stock Grant Date, provided that the Independent Director is providing services to the Company as a director on such vesting date. Notwithstanding the foregoing vesting schedule, the shares of Restricted Stock shall become fully vested on the earlier occurrence of: (i) the termination of the Independent Director’s service as a director of the Company due to his or her death or Disability; or (ii) a Change in Control. If the Independent Director’s service as a director of the Company terminates other than as described in clause (i) of the foregoing sentence, then the Independent Director shall forfeit all of his or her right, title and interest in and to any unvested shares of Restricted Stock as of the date of such termination from the Board and such Restricted Stock shall be reconveyed to the Company without further consideration or any act or action by the Independent Director.

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Notwithstanding anything in this Policy to the contrary, each Independent Director in service on the effective date of the Company’s initial public offering (the “IPO Date”) shall receive an initial grant of Restricted Stock on the IPO Date, to be determined by (A) dividing twenty-five thousand dollars ($25,000) by the most recently determined NAV per Share of the Company’s Class E common stock on the commencement date of the IPO, and (B) rounding to the nearest whole number. Such shares of Restricted Stock shall vest one year after grant, provided that the Independent Director is providing services to the Company as a director on such vesting date.

Exhibit A

Election as to Form of Payment of Unrestricted Annual Retainer

Capitalized terms used herein and not otherwise defined have the meanings assigned such terms in the J.P. Morgan Real Estate Income Trust, Inc. Independent Director Compensation Policy (the “Policy”).

This constitutes my irrevocable written election under the Policy with respect to $50,000 of my Annual Retainer (the “Unrestricted Annual Retainer”) to be earned for the Plan Year beginning __________ and concluding on _______ (the “20__ Plan Year”). I acknowledge that this Election Form is irrevocable for the 20__ Plan Year. However, prior to the commencement of any subsequent Plan Year, I may change my election for future Plan Years by executing and delivering a new Election Form indicating different choices. If I fail to deliver a new Election Form prior to the commencement of any subsequent Plan Year, I acknowledge and intend that this Election Form continue in effect during any subsequent Plan Year until I file a new Election Form.

UNRESTRICTED ANNUAL RETAINER

please check one, as applicable:

☐	I hereby elect to receive _____% of my Unrestricted Annual Retainer in the form of cash payments made quarterly in arrears during the applicable Plan Year.

☐	I hereby elect to receive _____% of my Unrestricted Annual Retainer in the form of shares of the Company’s common stock, to be granted on the same day that the Annual Retainer would be paid.

Executed this _____ day of _________, 20__.

(Name)